UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2006
FIRST UNITED ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	333-130663 (Commission File Number)	20-2497196 (I.R.S. Employer Identification No.)
2 West Broad Street, Camilla, Georgia 31730
(Address of principal executive offices)
(229) 522-2822
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     First United Ethanol, LLC (“FUEL”) entered into a Grain Brokerage Agreement (“Agreement”) with Palmetto Grain Brokerage, LLC, a South Carolina limited liability company (“Palmetto”), on November 6, 2006. The effective date of the Agreement is to be November 3, 2006. Pursuant to the Agreement Palmetto will seek out third party suppliers of grain for FUEL to purchase and identify third party purchasers of FUEL’s dried distillers grains. The initial term of the Agreement runs through December 31, 2009, and will automatically renew for successive one year terms unless either party provides six months notice to the other prior to the expiration of the primary term or any renewal term. As primary consideration and in addition to any fees described below, FUEL is to pay an annual fee to Palmetto. In 2007 the annual fee is $25,000 and in 2008 and 2009 the annual fee is $50,000.
     Palmetto is to use its best commercial efforts to assist FUEL in obtaining grain at the lowest possible price available in the Midwest rail grain market. Palmetto shall secure grain purchase opportunities sufficient to meet FUEL’s currently anticipated grain usage of 36,000,000 bushels per year. FUEL will enter into grain purchase contracts with the third party suppliers identified by Palmetto. Palmetto will charge introducing broker fees to third party suppliers and will not charge FUEL introducing brokerage fees. FUEL shall have the right to purchase grain in situations where Palmetto is not involved in the transaction and Palmetto cannot charge a brokerage fee to the third party supplier. In such a non-broker transaction, FUEL shall pay Palmetto a fee of one cent ($0.01) per bushel. In the event that FUEL has excess grain, FUEL shall from time to time use Palmetto as a selling broker and Palmetto shall be reimbursed by FUEL for selling broker fees at a rate of two and one-half tenths of one cent ($0.0025) per bushel of grain sold to third party purchasers.
     Palmetto shall be the exclusive selling broker for any rail origin dried distillers grain produced by FUEL. FUEL shall pay Palmetto fifty cents ($0.50) per ton for all dried distillers grains sold through the efforts of Palmetto acting as the selling broker.
     FUEL shall provide Palmetto with short term and long term estimates of its grain needs. Palmetto shall assist FUEL in obtaining grain storage space in the Midwest and FUEL will make available to Palmetto grain storage space at its Camilla, Georgia facility. Palmetto will use its best efforts to assist FUEL in the acquisition of suitable leased rail hopper cars to service FUEL’s grain logistics needs.

Exhibit No.	Description
99.1	Grain Procurement Agreement between First United Ethanol, LLC and Palmetto Grain Brokerage, LLC dated November 3, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC
November 13, 2006	/s/ Anthony Flagg
Date	Anthony Flagg, Chief Executive Officer

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